EXHIBIT 11.01
                                                                   -------------

                                  DSL.NET, INC.

        STATEMENT OF COMPUTATION OF BASIC AND DILUTED NET LOSS PER SHARE
                                   (UNAUDITED)

                                                       THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                            JUNE 30,                                JUNE 30,
                                              -----------------------------------     -----------------------------------
                                                    2000               2001                 2000               2001
                                              ----------------   ----------------     ----------------   ----------------
Loss applicable to common stock               $    (27,287,000)  $    (56,169,000)    $    (45,625,000)  $    (82,796,000)
                                              ================   ================     ================   ================
Basic and diluted:
Weighted average shares of common stock
    outstanding                                     65,317,648         64,934,391           62,807,064         64,760,034
Less:  Weighted average shares subject to
    repurchase                                      (4,060,499)        (1,199,159)          (4,331,264)        (1,198,604)
                                              ----------------   ----------------     ----------------   ----------------
Weighted average shares used in computing
    basic and diluted net loss per share            61,257,149         63,735,232           58,475,800         63,561,430
                                              ================   ================     ================   ================

Basic and diluted net loss per share          $          (0.45)  $          (0.88)    $          (0.78)  $          (1.30)
                                              ================   ================     ================   ================



THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2001 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.